UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2016

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2016, Windtree Therapeutics, Inc. (the “Company”) received a written notice from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) notifying the Company that it has not met the terms of an extension granted by Nasdaq with regard to Listing Rule 5550(b)(1), which requires the Company to maintain a minimum stockholders’ equity of $2,500,000 (the “Stockholders’ Equity Requirement”) and as a result, the Company’s common stock will be subject to delisting from Nasdaq unless the Company requests a hearing before a Hearings Panel (the “Panel”) pursuant to the procedures set forth in Nasdaq Listing Rule 5800 Series.

The Company intends to timely request a hearing before the Panel, at which the Company will present its plan to achieve compliance with the continued listing requirements of The Nasdaq Capital Market. A hearing request will automatically stay the delisting of the Company’s common stock pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period granted by the Panel. Under the Nasdaq Listing Rules, the Panel may, in its discretion, determine to continue the Company’s listing pursuant to an exception for a maximum of 180 calendar days from the date of the Nasdaq delisting notice, or through May 15, 2017.

There can be no assurance that the Panel will grant the Company an extension of time to achieve compliance with the Stockholders’ Equity Requirement. The Company disclaims any intention to update this Current Report on Form 8-K to disclose any action or response that the Company may decide to take after the filing of this report.

As previously disclosed in a Current Report on Form on 8-K filed with the Securities and Exchange Commission on May 23, 2016, on May 19, 2016, the Company received a written deficiency notice from Nasdaq notifying the Company that it was not in compliance with the Stockholders’ Equity Requirement for continued listing on Nasdaq. The Company was provided an extension period of 180 days from the date of the Notice, or until November 15, 2016, to regain compliance with the Stockholders’ Equity Requirement.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By	/s/ John Tattory
Name:	John Tattory
Title:	Senior Vice President and Chief Financial Officer

Date: November 18, 2016